Exhibit 99.1

       EPIQ Systems, Inc. Announces First Quarter 2005 Results

    KANSAS CITY, Kan.--(BUSINESS WIRE)--April 26, 2005--EPIQ Systems, Inc. (Nasdaq:EPIQ) announces results of operations for the first quarter of 2005 with operating revenue (total revenue less reimbursed expenses) of $26.0 million compared to $23.8 million for the fourth quarter of 2004 and $23.0 million for the year ago quarter. Net income from continuing operations for the first quarter of 2005 increased 69% to $3.3 million versus $1.9 million in the fourth quarter of 2004 and increased 62% compared to $2.0 million in the first quarter of last year.
    In accordance with a required accounting change (EITF 04-08 - The Effect of Contingently Convertible Debt on EPS) effective December 15, 2004, potential shares related to our convertible notes issued June 10, 2004 are included in the diluted shares calculation as though the debt was converted entirely on the date of issuance. To date, no shares have been converted. In the absence of EITF 04-08, diluted weighted average shares outstanding would have been 18.3 million for the quarter. Taking into effect the accounting change, diluted weighted average shares outstanding were 21.1 million for the quarter. The convertible notes bear interest at 4% annually. EITF 04-08 requires earnings per share calculations to include the appropriate after tax interest adjustment. A reconciliation statement identifying the changes related to the new accounting treatment is attached.
    Net income from continuing operations per diluted share for the first quarter of 2005 increased 70% to $0.17 compared to $0.10 per share for the fourth quarter of last year and increased 55% versus $0.11 per share for the year ago quarter.
    Non-GAAP net income for the first quarter of 2005 was $4.1 million, or $0.21 per share, compared to $3.2 million, or $0.17 per share for the fourth quarter of last year and versus $4.7 million or $0.26 per share in the first quarter of last year. Non-GAAP net income adjusts for amortization of acquisition related intangibles, acquisition-related expenses, amortization of capitalized loan fees, and embedded option mark-to-market expense/convertible debt accretion, all net after tax, to net income from continuing operations. A reconciliation statement is attached.
    EPIQ Systems' management primarily analyzes financial results adjusted for certain items that are non-operational and not necessarily ongoing in nature, as well as cash flow generated from operations. Management evaluates the following key metrics: (i) Non-GAAP Adjusted EBITDA from continuing operations (earnings before interest/financing, taxes, depreciation, amortization, and acquisition related expenses) and (ii) net cash provided by operating activities.
    Non-GAAP Adjusted EBITDA from continuing operations was $9.7 million in the first quarter compared to $8.3 million in the fourth quarter of 2004 and versus $10.1 million for the year ago quarter. A reconciliation statement is attached.
    Net cash provided by operating activities in the first quarter of 2005 was $1.7 million compared to net cash used in operating activities of $2.6 million for the first quarter of last year. A condensed cash flow statement is attached.
    Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and chief operating officer of EPIQ Systems, stated, "We are pleased to report a solid quarter of financial performance. During the quarter we benefited from favorable timing and volume developments from class action engagements as well as strong client retention throughout the company. New class action and bankruptcy laws were enacted during the quarter, both of which are anticipated to have an overall neutral impact on our business despite an anticipated mix change between federal and state court for class action matters and between Chapter 7 and Chapter 13 for consumer bankruptcy filings. In addition, escalating interest rates and record high debt levels may fuel increased bankruptcy filings in the medium term."

    Recent key events include:

    -- Forbes named EPIQ Systems to its "Midas List" of the top 25 technology companies based on the Company's exceptional, sustained revenue growth over the past five years.

    --  EPIQ Systems released TCMS(R) 10.0, an industry-leading
        Chapter 7 case management solution, marking the tenth consecutive, on-time annual release to further establish the Company's technology leadership.

    -- The Class Action Fairness Act of 2005 was signed into law and became effective February 18, 2005. The new law provides federal jurisdiction to any action where any class member resides in a different state from any defendant, and where the aggregate amount in controversy exceeds $5 million.

    -- The new bankruptcy law was signed into law April 20, 2005 and becomes effective 180 days thereafter. The new law may require individuals seeking Chapter 7 relief whose income exceeds their state's median to file under Chapter 13.

    -- In the past 12 months, the Federal Open Market Committee has raised the federal funds rate seven times from its low of 1.00% to the current 2.75%.

    -- Corporate debt and consumer credit both reached record levels of $5.2 trillion and $2.2 trillion, respectively, as of December 31, 2004.

    -- Bankruptcy filings for the twelve months ended December 31, 2004 nearly reached 1.60 million, essentially unchanged from the 1.66 million record level reached in 2003.

    Conference Call

    The Company will host a conference call today at 3:30 p.m. (CDT) to discuss these results. Interested parties may dial 800-955-1321. The audio with supplemental slides is also available at www.epiqsystems.com. A recording of the call will be available for one week beginning approximately two hours after the call ends. To access the replay, call 800-642-1687 and enter pin# 5586417. The archived Internet broadcast will be available on the company's website until the next earnings update.

    Company Description

    EPIQ Systems is a national leader in the market for fiduciary management and claims administration systems and provides an advanced offering of integrated technology-based products and services. Our solutions enable clients to optimize the administration of large and complex bankruptcy, class action, mass tort, and other similar legal proceedings. EPIQ Systems' clients include corporations, attorneys, trustees and administrative professionals who require sophisticated case administration and document management capabilities, extensive subject matter expertise, and a high service capacity. We provide clients a packaged offering of both proprietary technology and value-added services that comprehensively addresses their extensive business requirements. For more information, visit us online at www.epiqsystems.com.

    This press release and the referenced conference call may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of operations and financial condition of the Company. These forward-looking statements are based on the Company's current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our Chapter 7 deposit portfolio, the services required or selected by our Chapter 11, Chapter 13, class action or mass tort engagements, or the number of cases processed by our Chapter 13 bankruptcy trustee clients, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) our reliance on and future changes in our marketing arrangement and pricing arrangements with Bank of America for Chapter 7 revenue, (5) the marketing and pricing arrangements with other Chapter 7 depository banks, (6) the impact of recently enacted tort reform and bankruptcy reform legislation on the volume and timing of disposition of client engagements, (7) risks associated with the integration of acquisitions into our existing business operations, (8) risks associated with our indebtedness, and (9) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2004. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.


                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)

                                                 Three months ended
                                                --------------------
                                                March 31,  March 31,
                                                  2005       2004
                                                ---------  ---------

REVENUE:
 Case management                                 $19,885    $16,926
 Document management                               6,081      6,067
                                                 -------    -------
   Operating revenue                              25,966     22,993
 Reimbursed expenses                               5,495      3,019
                                                 -------    -------
   Total Revenue                                  31,461     26,012
                                                 -------    -------

COSTS AND EXPENSES:
 Direct costs                                     13,736     10,305
 General and administrative                        7,992      5,638
 Depreciation and software amortization            1,774      1,381
 Amortization of identifiable intangible assets    1,623      1,680
 Acquisition related                                   -      2,181
                                                 -------    -------
   Total Operating Expenses                       25,125     21,185
                                                 -------    -------

INCOME FROM OPERATIONS                             6,336      4,827

EXPENSES RELATED TO FINANCING:
 Interest income                                      39         34
 Interest expense                                   (801)    (1,522)
                                                 -------    -------
   Net Expenses Related to Financing                (762)    (1,488)
                                                 -------    -------

INCOME FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES                                      5,574      3,339

PROVISION FOR INCOME TAXES                         2,324      1,338
                                                 -------    -------
NET INCOME FROM CONTINUING OPERATIONS              3,250      2,001

LOSS FROM DISCONTINUED OPERATIONS                      -       (264)
                                                 -------    -------

NET INCOME                                        $3,250     $1,737
                                                 =======    =======

NET INCOME PER SHARE INFORMATION:
 Income per share - Diluted
   Income from continuing operations               $0.17      $0.11
   Loss from discontinued operations                   -      (0.01)
                                                 -------    -------
     Net income per share - Diluted                $0.17      $0.10
                                                 =======    =======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
 - DILUTED                                        21,112     18,237
                                                 =======    =======




                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)

                                    March 31, 2005   December 31, 2004
                                    --------------   -----------------
                     ASSETS
ASSETS:
 Cash, cash equivalents and
  short term investments                $12,357           $13,330
 Trade receivables, net                  24,644            18,690
 Property and equipment, net             19,512            20,431
 Goodwill                               147,728           147,728
 Other intangibles, net                  22,434            24,057
 Other                                   13,907            15,852
                                        -------           -------

 Total Assets                          $240,582          $240,088
                                        =======           =======


    LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
 Accounts payable                        $3,350            $4,263
 Indebtedness                            79,688            82,149
 Other liabilities                       14,394            13,843
 STOCKHOLDERS' EQUITY                   143,150           139,833
                                        -------           -------

Total Liabilities and Stockholders'
 Equity                                $240,582          $240,088
                                        =======           =======




                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)

                                                 Three months ended
                                                --------------------
                                                March 31,  March 31,
                                                  2005       2004
                                                ---------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                      $3,250     $1,737
 Non-cash adjustments to net income:
   Depreciation and amortization                  3,397      3,061
   Other, net                                       470        896
 Changes in operating assets and liabilities,
  net                                            (5,410)    (8,302)
                                                -------    -------
    Net cash provided by (used in) operating
     activities                                   1,707     (2,608)
                                                -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash paid for acquisition, net of cash
  acquired                                            -   (113,193)
 Net sale (purchase) of short-term investments   (1,850)     1,625
 Other                                             (608)    (1,711)
                                                -------    -------
    Net cash used in investing activities        (2,458)  (113,279)
                                                -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds (payments) on indebtedness         (2,118)    88,948
 Other                                               46        287
                                                -------    -------
    Net cash provided by (used in) financing
     activities                                  (2,072)    89,235
                                                -------    -------

NET INCREASE (DECREASE) IN CASH                 $(2,823)  $(26,652)
                                                =======    =======




                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
      RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO
            NON-GAAP NET INCOME FROM CONTINUING OPERATIONS
                            (In thousands)
                              (Unaudited)

                                          Three months ended
                                   -----------------------------------
                                   March 31,  December 31,  March 31,
                                     2005         2004        2004
                                   ---------  ------------  ---------

NET INCOME FROM CONTINUING
 OPERATIONS                         $3,250       $1,918      $2,001

Plus (net of tax):
   Amortization of acquisition
    intangibles                        946        1,163       1,008
   Acquisition related expense           -            -       1,309
   Amortization of capitalized
    loan fees                          166          163         369
   Non-cash embedded option
    charges                           (221)         (22)          -
                                   -------      -------     -------
                                       891        1,304       2,686
                                   -------      -------     -------

NON-GAAP NET INCOME FROM
 CONTINUING OPERATIONS              $4,141       $3,222      $4,687
                                   =======      =======     =======




                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
          RECONCILIATION OF EPS FROM CONTINUING OPERATIONS TO
                NON-GAAP EPS FROM CONTINUING OPERATIONS
                              (Unaudited)

                                          Three months ended
                                   -----------------------------------
                                   March 31,  December 31,  March 31,
                                     2005         2004        2004
                                   ---------  ------------  ---------

EPS FROM CONTINUING OPERATIONS
 (on a diluted basis)                $0.17        $0.10       $0.11

Plus (net of tax):
   Amortization of acquisition
    intangibles                       0.04         0.06        0.06
   Acquisition related expense           -            -        0.07
   Amortization of capitalized
    loan fees                         0.01         0.01        0.02
   Non-cash embedded option
    charges                          (0.01)           -           -
                                   -------      -------     -------
                                      0.04         0.07        0.15
                                   -------      -------     -------

NON-GAAP EPS FROM CONTINUING
 OPERATIONS (on a diluted basis)     $0.21        $0.17       $0.26
                                   =======      =======     =======




                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
      RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO
          NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
                            (In thousands)
                              (Unaudited)

                                          Three months ended
                                   -----------------------------------
                                   March 31,  December 31,  March 31,
                                     2005         2004        2004
                                   ---------  ------------  ---------

NET INCOME FROM CONTINUING
 OPERATIONS                         $3,250       $1,918      $2,001

   Acquisition related expense           -            -       2,181
   Depreciation and amortization     3,397        3,787       3,061
   Expenses related to financing       762        1,131       1,488
   Provision for income taxes        2,324        1,418       1,338
                                   -------      -------     -------
                                     6,483        6,336       8,068
                                   -------      -------     -------

NON-GAAP ADJUSTED EBITDA
 FROM CONTINUING OPERATIONS         $9,733       $8,254     $10,069
                                   =======      =======     =======




                  EPIQ SYSTEMS, INC. AND SUBSIDIARIES
              EPS CALCULATION ADJUSTMENTS PER EITF 04-08
                 (In thousands, except per share data)
                              (Unaudited)

                                                 Three months ended
                                              ------------------------
                                              March 31,   December 31,
                                                2005          2004
                                              ---------   ------------

NET INCOME                                     $3,250        $1,918
   Interest expense adjustment for
    convertible debt                              288           296
                                              -------       -------
ADJUSTED FOR DILUTED CALCULATION               $3,538        $2,214
                                              =======       =======

DILUTED WEIGHTED AVERAGE SHARES                18,255        18,268
   Adjustment to reflect convertible
    debt shares                                 2,857         2,857
                                              -------       -------
ADJUSTED FOR DILUTED CALCULATION               21,112        21,125
                                              =======       =======

INCOME PER SHARE - DILUTED                      $0.17         $0.10
                                              =======       =======

    CONTACT: EPIQ Systems, Inc.
             Shawn Southard, 913-621-9500
             ir@epiqsystems.com